UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

   Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

          Date of Report (Date of earliest reported): February 8, 2006

                               MANARIS CORPORATION

             (Exact name of registrant as specified in its charter)



           NEVADA                     000-33199                 88-0467848
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(State or other jurisdiction     (Commission File No.)       (IRS Employer ID)
     of incorporation)

                          1155 Rene-Levesque Blvd. West
                                   Suite 2720
                                Montreal, Quebec
                                 Canada H3B 2K8
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              (Address of principal executive offices and Zip Code)

                                 (514) 337-2447
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              (Registrant's telephone number, including area code)


                                 WITH COPIES TO:
                               DARRIN OCASIO ESQ.
                       SICHENZIA ROSS FRIEDMAN FERENCE LLP
                             1065 AVENUE OF AMERICAS
                            NEW YORK, NEW YORK 10018
                      Tel:(212) 930-9700 Fax:(212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On February 8, 2006, Manaris Corp. ("Manaris") entered into a Share Purchase and Sale Agreement (the "Agreement") with The Garda Security Group, Inc. ("Garda"). Pursuant to the Agreement, Manaris will sell all of the shares of its wholly-owned security consulting subsidiary, 6327915 Canada, Inc., to Garda for an aggregate purchase price of approximately US $4,331,967 (C$5,000,000) consisting of cash and common shares of Garda.

6327915 Canada Inc. is the holding company of Chartrand Laframboise Inc. and Bureau de credit commercial Inc. (collectively the "CLI Group"). The CLI Group provides security consulting services. Manaris plans to use a portion of the purchase price to satisfy debt obligations incurred in connection with Manaris' acquisition of the CLI Group in February 2005.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS


Exhibit     Description
-------     -----------

10.1        Stock Purchase Agreement dated
            February 8, 2006

99.1        Press Release dated February 9, 2006

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               MANARIS CORPORATION



Dated: February 14, 2006         By:  /s/ John G. Fraser
                                     -------------------
                                     John G. Fraser
                                     President and Chief
                                     Executive Officer